UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas,
39th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Safehold Inc. (“SAFE” or the “Company”) previously adopted, subject to shareholder approval, amendments (the “Amendments”) to the Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan (the “2009 LTIP”), which was approved by the Company’s shareholders on June 20, 2023 at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Amendments (i) increased the aggregate number of shares of common stock available for issuance by 192,000, from 267,094 (which was the number remaining available for grants under the 2009 LTIP on April 20, 2023, the record date for the Annual Meeting) to 459,094, subject to adjustment as provided in the 2009 LTIP, with an equivalent increase to the number of shares of common stock available for grant pursuant to incentive stock options, and (ii) extended the expiration date of the 2009 LTIP from May 13, 2031 to June 20, 2033.

The foregoing description of the Amendments is qualified in its entirety by reference to the text of the 2009 LTIP, as amended, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2023, the Company held its Annual Meeting virtually, for the purpose of (i) electing seven directors to hold office until the 2024 Annual Meeting of Stockholders, (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) approving the Amendments to the 2009 LTIP, (iv) approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”) and (v) approving, on a non-binding, advisory basis, the frequency of future Say on Pay votes. The final voting results for each of the proposals submitted to a vote of shareholders at the annual meeting are set forth below.

Proposal 1. Election of Directors: At the Annual Meeting, seven directors were elected for terms continuing until the 2024 Annual Meeting of Stockholders. For each nominee, the numbers of votes cast for, votes withheld and broker non-votes were as follows:

Name of Nominees	For	Withheld	Broker Non-Votes
Jay Sugarman	50,551,973	1,203,625	2,932,872
Marcos Alvarado	51,635,569	120,029	2,932,872
Jesse Hom	48,448,723	3,306,875	2,932,872
Robin Josephs	50,551,745	1,203,853	2,932,872
Jay S. Nydick	51,578,671	176,927	2,932,872
Barry Ridings	51,574,057	181,541	2,932,872
Stefan M. Selig	51,612,622	142,976	2,932,872

Proposal 2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023: At the Annual Meeting, the votes on a proposal to ratify the selection of Deloitte & Touche LLP as SAFE’s independent registered public accounting firm for the fiscal year ended December 31, 2023 were as set out below. The proposal was approved.

For	Against	Abstentions	Broker Non-Votes
54,438,657	241,008	8,805	0

Proposal 3. Approval of Amendments to the Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan: At the Annual Meeting, the votes on a proposal to approve amendments to the Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan were as set out below. The proposal was approved.

For	Against	Abstentions	Broker Non-Votes
48,915,445	2,783,337	56,816	2,932,872

Proposal 4. Non-Binding, Advisory Vote to Approve Executive Compensation (“Say-on-Pay”): At the Annual Meeting, the votes on a proposal to approve, on a non-binding, advisory basis, the compensation of SAFE’s named executive officers were as set out below. The proposal was approved.

For	Against	Abstentions	Broker Non-Votes
50,620,296	1,102,470	32,832	2,932,872

Proposal 5. Non-Binding, Advisory Vote to Approve the Frequency of Future Say-on-Pay Votes: At the Annual Meeting, the votes on a proposal to approve, on a non-binding, advisory basis, the frequency of future Say-on-Pay votes were as set out below. The frequency of every year for future Say-on-Pay votes received the affirmative vote of the majority of votes cast by the Company’s shareholders.

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
50,617,026	23,200	1,092,165	23,207	2,932,872

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated 2009 Long-Term Incentive Plan

Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

By:	/s/ Geoffrey M. Dugan
	Name:	Geoffrey M. Dugan
	Title:	General Counsel, Corporate and Secretary

Date:	June 22, 2023